Exhibit 10.19

The Western Union Company

2006 Non-Employee Director Equity Compensation Plan

Nonqualified Stock Option Grant—Terms and Conditions

1.	These Terms and Conditions form part of the Stock Option Agreement (the “Agreement”) that has been sent to you in connection with the grant of a Nonqualified Stock Option (“Stock Option”) under The Western Union Company 2006 Non-Employee Director Equity Compensation Plan (the “Plan”). A copy of the Plan is enclosed for your convenience. The terms of the Plan are hereby incorporated in this Agreement by reference and made a part hereof. Any capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan.

2.	The number of common shares of The Western Union Company (the “Company”) subject to the Stock Option, and the option exercise price, are specified in the attached Award Notice (which forms part of the Agreement) and are subject to adjustment as described below.

3.	Subject to the other provisions of this Agreement and the terms of the Plan, at any time or times on or after the Date of Grant specified in the attached Award Notice, but not later than the tenth anniversary of such Date of Grant, you may exercise this Stock Option as to the number of shares of Common Stock which, when added to the number of shares of Common Stock as to which you have theretofore exercised under this Stock Option, if any, will not exceed the total number of shares of Common Stock covered hereby. This Stock Option may not be exercised for a fraction of a share of Common Stock of the Company.

4.	This Stock Option may not be exercised unless the following conditions are met:

(a)	Legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will comply with applicable U.S. federal, state, local and foreign laws.

(b)	You pay the exercise price as follows: (i) by giving notice to the Company of the number of whole shares of Common Stock to be purchased and by making payment therefor in full (or arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company and to which you have submitted an irrevocable notice of exercise (i.e., also known as “cashless exercise”) or (D) by a combination of (A) and (B) and (ii) by executing such documents as the Company may reasonably request.

5.	In the event that you cease to be a Non-Employee Director for any reason, you will continue to have the right to exercise this Stock Option in accordance with the other provisions of this Agreement and the applicable provisions of the Plan until and including the tenth anniversary of the Date of Grant specified in the attached certificate.

6.

You may transfer Stock Options to a Family Member or Family Entity without consideration; provided, however, in the case of a transfer of Stock Options to a limited liability company or a partnership which is a Family Entity, such transfer may be for consideration consisting solely of an entity interest in the limited liability company or partnership to which the transfer is made. Any transfer of Stock Options shall be in a form acceptable to the Committee, shall be signed by you and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If a Stock Option is transferred to a Family Member or Family Entity, the Stock

Option may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such Family Member or Family Entity except by will or the laws of descent and distribution.

7.	The Committee shall adjust your Stock Option award in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, provided, however, that any such adjustment shall comply with the requirements of Code §409A.

8.	The Board or Committee may amend or terminate the Plan and may amend (or their delegate may amend) these Terms and Conditions. No amendment may impair your rights as an option holder without your consent. The determination of such impairment shall be made by the Committee in its sole discretion.

9.	The Committee (or its delegate) administers the Plan and has discretion to interpret the Plan and this Agreement. Any decision or interpretation rendered by the Committee or its delegate shall be final, conclusive and binding on you and all persons claiming under or through you. By accepting this grant or other benefit under the Plan, you and each person claiming under or through you shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or its delegate.

10.	The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.